Exhibit 99.1

Enphase Energy Reports Financial Results for the Fourth Quarter and Fiscal Year 2014
Record revenue and gross margin drive profitability in the fourth quarter
PETALUMA, Calif., February 17, 2015—Enphase Energy, Inc. (NASDAQ:ENPH) announced today financial results for the fourth quarter and year ended December 31, 2014.
Fourth Quarter 2014 Financial Highlights

•	Record revenue of $105.2 million, up 57 percent year-over-year

•	Shipped 180MW (AC) of microinverter systems, up 67 percent year-over-year

•	Record non-GAAP gross margin of 33.5 percent, up 120 basis points year-over-year

•	Record non-GAAP operating income of $4.8 million

•	Non-GAAP net income of $3.5 million

•	Non-GAAP diluted earnings per share of $0.07

•	Strong positive cash flow from operations of $8.9 million
Enphase Energy reported total revenue for the fourth quarter of 2014 of $105.2 million, an increase of 57 percent compared to the fourth quarter of 2013, and an increase of 6 percent compared to the third quarter of 2014. During the fourth quarter of 2014, Enphase sold 180MW (AC) or 799,000 microinverters, an increase in MW of 67 percent compared to the fourth quarter of 2013.
GAAP gross margin for the fourth quarter of 2014 was 33.3 percent, compared to 32.1 percent in the fourth quarter of 2013. Non-GAAP gross margin was 33.5 percent, compared to 32.3 percent for the fourth quarter of 2013.
GAAP operating expenses for the fourth quarter of 2014 were $33.1 million and non-GAAP operating expenses were $30.4 million.
GAAP operating income for the fourth quarter of 2014 was $2.0 million, and non-GAAP operating income was $4.8 million, compared to a GAAP operating loss of $1.6 million and non-GAAP operating income of $0.4 million in the fourth quarter of 2013.
GAAP net income for the fourth quarter of 2014 was $0.4 million, or $0.01 per diluted share, compared to a GAAP net loss of $2.8 million, or a net loss of $0.07 per share in the fourth quarter of 2013. On a non-GAAP basis, net income was $3.5 million, or $0.07 per diluted share, compared to a non-GAAP net loss of $0.7 million, or a net loss of $0.02 per share in the fourth quarter of 2013.
The Company generated $8.9 million of cash from operations in the fourth quarter of 2014 and exited the quarter with a total cash balance of $42.0 million and no debt. During the fourth quarter of 2014, the Company paid $5.8 million to extinguish all outstanding term loans and is currently debt free. Also during the fourth quarter, the Company acquired substantially all of the assets of Next Phase Solar, a leading provider of solar operations and maintenance services, for an initial consideration of $2.5 million.
“We ended 2014 with record-breaking financial results,” said Paul Nahi, CEO of Enphase Energy. “During the fourth quarter, we achieved record revenue, megawatts shipped and gross margin, along with impressive bottom line results, including our highest ever operating income. Our high-technology business model, world-class products and superior customer support continued to propel our growth during the quarter.”
“We continued to drive our balanced profitable growth strategy,” said Kris Sennesael, CFO of Enphase Energy. “The combination of strong revenue growth, gross margin expansion and operating expense leverage resulted in another quarter of profitability. Additionally, in just one year, we improved the non-GAAP operating margin from breakeven in the fourth quarter of 2013 to approximately 5 percent in the fourth quarter of 2014.”

Full Year 2014 Financial Highlights

•	Record revenue of $343.9 million, up 48 percent year-over-year

•	Shipped 575MW (AC) of microinverter systems, up 62 percent year-over-year

•	Record non-GAAP gross margin of 33.1 percent, up 400 basis points year-over-year

•	Record non-GAAP operating income of $5.9 million

•	Record non-GAAP net income of $2.7 million

•	Record non-GAAP diluted earnings per share of $0.06

•	Strong positive cash flow from operations of $24.2 million
For the fiscal year 2014, total revenue was $343.9 million, an increase of 48 percent, compared to 2013. During 2014, Enphase shipped 575MW (AC) or 2.6 million microinverters, compared to 355MW (AC) or 1.6 million microinverters in 2013, an increase in MW of 62 percent compared to 2013. GAAP gross margin for 2014 was 32.9 percent, and non-GAAP gross margin was 33.1 percent, an increase of 400 basis points year-over-year. GAAP net loss for the year totaled $8.1 million, or a net loss of $0.19 per share. Non-GAAP net income was $2.7 million, or $0.06 per diluted share, compared to a non-GAAP net loss of $18.0 million, or a loss of $0.43 per share in 2013.
“This is an exciting time for our company,” said Nahi. “We had a great year, marked with many milestones, including record financial results, new customers and partners, global expansion and ground-breaking new product announcements. I am very proud of what we accomplished in 2014, which was made possible by the continued hard work and dedication of our entire Enphase team.”
“Strong year-over-year growth and further gross margin improvements resulted in Enphase Energy's first full year of profitability on a non-GAAP basis,” said Sennesael. “Profitability and focus on working capital management drove a strong positive cash flow from operations, and helped to strengthen our balance sheet, with a cash balance of $42.0 million and no debt at the end of 2014.”
Business Outlook
“In line with normal seasonality, we expect revenue for the first quarter of 2015 to be within a range of $84 million to $88 million,” stated Kris Sennesael. “We continue to see strong business momentum and year-over-year growth in all our end-markets and geographies. At the midpoint of the revenue outlook range, revenue would be up 49 percent compared to the first quarter of 2014. We expect gross margin to be within a range of 31 percent to 33 percent. We also expect non-GAAP operating expenses for the first quarter of 2015 to be up 2 to 5 percent, compared to the fourth quarter of 2014, as we continue to invest in research and development and sales and marketing to support innovative new products, including the Enphase Energy Management System and the AC Battery storage solution, while further expanding our fast-growing microinverter systems business into new markets and geographies.”
Use of Non-GAAP Financial Measures
The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. Enphase believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call Information
Enphase Energy will host a conference call for analysts and investors to discuss its fourth quarter and full year 2014 results and first quarter 2015 business outlook today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). Open to the public, investors may access the call by dialing 877-644-1284; participant passcode 69550625. A live webcast of the conference call, together with accompanying presentation slides, will also be accessible from the “Investor Relations” section of the Company's website at investor.enphase.com. Following the webcast, an archived version will be available on the website for 30 days. In addition, an audio replay of the conference call will be available by calling 855-859-2056; participant pass code 69550625 beginning approximately one hour after the call.
Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements related to Enphase Energy's financial performance, market demands for its microinverters, advantages of its technology, market trends, future products, and future financial performance. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties. Enphase Energy's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to: the future demands for solar energy solutions; the reduction, elimination or expiration of government subsidies and economic incentives for on-grid solar electricity applications; the Company's ability to achieve broader market acceptance of its microinverter systems and to develop new and enhanced products in response to customer demands and rapid market and technological changes in the solar industry; the success of competing solar solutions that are or become available; the Company's ability to effectively manage the growth of its organization and expansion into new markets and to maintain or achieve anticipated product quality, product performance and cost metrics; competition and other factors that may cause potential future price reductions for its products; the Company's ability to optimally match production with demand and dependence on a limited number of outside contract manufacturers and lack of supply contracts with these manufacturers; general economic conditions in domestic and international markets and other risks included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Enphase Energy's Annual Report on Form 10-K for the year ended December 31, 2014, which will be filed with the SEC in the first quarter of 2015. All information set forth in this press release and its attachments is as of February 17, 2015. Enphase Energy undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.
A copy of this press release can be found on the investor relations page of Enphase Energy's website at investor.enphase.com.
About Enphase Energy, Inc.
Enphase Energy delivers microinverter technology for the solar industry that increases energy production, simplifies design and installation, improves system uptime and reliability, reduces fire safety risk and provides a platform for intelligent energy management. Our semiconductor-based microinverter system converts energy at the individual module level and brings a system-based, high technology approach to solar energy generation. www.enphase.com
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Contacts

Christina Carrabino, Enphase Energy
Investor Relations
pr@enphaseenergy.com
+1-707-763-4784, ext. 7294

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Net revenues	$105,207	$67,056	$343,904	$232,846
Cost of revenues	70,172	45,560	230,861	165,430
Gross profit	35,035	21,496	113,043	67,416
Operating expenses:
Research and development	13,040	8,721	45,386	34,524
Sales and marketing	11,798	8,315	41,003	31,080
General and administrative	8,246	6,071	31,083	23,970
Total operating expenses	33,084	23,107	117,472	89,574
Income (loss) from operations	1,951	(1,611)	(4,429)	(22,158)
Other expense, net
Interest expense	(572)	(670)	(1,863)	(2,055)
Other income (expense), net	(562)	(113)	(994)	(837)
Total other income (expense), net	(1,134)	(783)	(2,857)	(2,892)
Income (loss) before income taxes	817	(2,394)	(7,286)	(25,050)
Provision for income taxes	(415)	(416)	(766)	(863)
Net income (loss)	$402	$(2,810)	$(8,052)	$(25,913)
Net income (loss) per share:
Basic	$0.01	$(0.07)	$(0.19)	$(0.62)
Diluted	$0.01	$(0.07)	$(0.19)	$(0.62)
Shares used in per share calculation:
Basic	43,612	42,032	42,903	41,647
Diluted	49,004	42,032	42,903	41,647

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$42,032	$38,190
Accounts receivable, net	45,119	32,084
Inventory	21,590	16,580
Prepaid expenses and other	6,155	3,655
Total current assets	114,896	90,509
Property and equipment, net	30,824	24,853
Goodwill	3,745	—
Intangibles, net	1,811	286
Other assets	916	1,021
Total assets	$152,192	$116,669
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$22,316	$7,363
Accrued liabilities	33,643	19,722
Deferred revenues	2,747	2,773
Current portion of term loans	—	3,507
Total current liabilities	58,706	33,365
Long-term liabilities:
Deferred revenues	16,612	11,284
Warranty obligations	26,333	25,490
Other liabilities	3,589	1,154
Term loans	—	5,170
Total long-term liabilities	46,534	43,098
Total liabilities	105,240	76,463
Commitments and contingencies
Stockholders’ equity:
Common stock and additional paid-in capital	208,022	192,916
Accumulated deficit	(160,991)	(152,939)
Accumulated other comprehensive income (loss)	(79)	229
Total stockholders’ equity	46,952	40,206
Total liabilities and stockholders’ equity	$152,192	$116,669

ENPHASE ENERGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	December 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(8,052)	$(25,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,259	6,981
Provision for doubtful accounts	711	678
Net loss on disposal of assets	249	82
Non-cash interest expense	483	429
Stock-based compensation	9,740	6,849
Changes in operating assets and liabilities (net of acquisition):
Accounts receivable	(13,746)	(5,019)
Inventory	(5,010)	3,263
Prepaid expenses and other assets	(2,547)	(1,450)
Accounts payable, accrued and other liabilities	28,833	7,641
Deferred revenues	5,302	5,587
Net cash provided by (used in) operating activities	24,222	(872)
Cash flows from investing activities:
Purchases of property and equipment	(13,249)	(6,257)
Purchase of patents	(750)	—
Acquisition of a business	(2,535)	—
Net cash used in investing activities	(16,534)	(6,257)
Cash flows from financing activities:
Principal payments under capital leases	—	(40)
Repayments of term loans	(8,708)	(2,447)
Proceeds from issuance of common stock under employee stock plans	5,366	2,429
Net cash (used in) provided by financing activities	(3,342)	(58)
Effect of exchange rate changes on cash	(504)	83
Net increase (decrease) in cash and cash equivalents	3,842	(7,104)
Cash and cash equivalents — Beginning of period	38,190	45,294
Cash and cash equivalents — End of period	$42,032	$38,190

ENPHASE ENERGY, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Gross profit (GAAP)	$35,035	$21,496	$113,043	$67,416
Stock-based compensation	244	129	816	438
Gross profit (Non-GAAP)	$35,279	$21,625	$113,859	$67,854

Gross margin (GAAP)	33.3%	32.1%	32.9%	29.0%
Stock-based compensation	0.2%	0.2%	0.2%	0.1%
Gross margin (Non-GAAP)	33.5%	32.3%	33.1%	29.1%

Operating expenses (GAAP)	$33,084	$23,107	$117,472	$89,574
Stock-based compensation(1)	(2,459)	(1,765)	(8,924)	(6,411)
Secondary offering expenses	—	—	(365)	—
Acquisition-related costs	(176)	—	(176)	—
Severance costs	—	(84)	—	(662)
Operating expenses (Non-GAAP)	$30,449	$21,258	$108,007	$82,501

(1) Includes stock-based compensation as follows:
Research and development	$912	$569	$3,127	$2,110
Sales and marketing	671	495	2,487	1,812
General and administrative	876	701	3,310	2,489
Total	$2,459	$1,765	$8,924	$6,411

Income (loss) from operations (GAAP)	$1,951	$(1,611)	$(4,429)	$(22,158)
Stock-based compensation	2,703	1,894	9,740	6,849
Secondary offering expenses	—	—	365	—
Acquisition-related costs	176	—	176	—
Severance costs	—	84	—	662
Income (loss) from operations (Non-GAAP)	$4,830	$367	$5,852	$(14,647)

Net income (loss) (GAAP)	$402	$(2,810)	$(8,052)	$(25,913)
Stock-based compensation	2,703	1,894	9,740	6,849
Secondary offering expenses	—	—	365	—
Acquisition-related costs	176	—	176	—
Severance costs	—	84	—	662
Non-cash interest expense	227	107	483	429
Net income (loss) (Non-GAAP)	$3,508	$(725)	$2,712	$(17,973)

Net income (loss) per share, diluted (GAAP)	$0.01	$(0.07)	$(0.19)	$(0.62)
Stock-based compensation	0.06	0.05	0.24	0.16
Secondary offering expenses	—	—	—	—
Acquisition-related costs	—	—	—	—
Severance costs	—	—	—	0.02
Non-cash interest expense	—	—	0.01	0.01
Net income (loss) per share, diluted (Non-GAAP)	$0.07	$(0.02)	$0.06	$(0.43)

Shares used in per share calculation, diluted (Non-GAAP)	49,004	42,032	47,777	41,647

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